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EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K and to the incorporation of our report into Omnicare, Inc.'s previously filed Registration Statements on Form S-3 (File Nos. 33-81644, 33-83752, 33-59689, 33-62965, 333-07695, 333-00635, 333-33279,
333-36665, 333-45825, 333-48059, 333-57731, 333-64441, 333-68443, 333-78965 and
333-82665), Form S-4 (File Nos. 333-53637 and 333-53749, insofar as it relates to Post-Effective Amendment No. 1 to Forms S-8 filed on June 26, 1998 and
June 29, 1998, respectively, and 333-80917) and Form S-8 (File Nos. 2-78161, 33-34635, 33-48209, 33-88856, 333-02667, 333-45801, 333-48067, 333-77845 and
333-95949).



/s/ Arthur Andersen LLP
-----------------------

Arthur Andersen LLP
Philadelphia, Pa.,
March 27, 2000